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Exhibit 24.1

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Daniel Lehrfeld and William Miraglia, his/her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement (and any registration statement filed pursuant to Rule 462 under the Securities Act of 1933, as amended, for the offering which this registration statement relates) and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his/her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

/s/ DANIEL LEHRFELD DANIEL LEHRFELD	President, Chief Executive Officer and Director	December 10, 2007.
/s/ WILLIAM J. FOOTE WILLIAM J. FOOTE	Chief Financial Officer, Chief Accounting Officer and Corporate Secretary	December 10, 2007
/s/ JOHN C. RICH JOHN C. RICH	Chairman of the Board of Directors	December 10, 2007
/s/ LUKE P. LAVALLE, JR LUKE P. LAVALLE, JR.	Director	December 10, 2007
/s/ THOMAS H. LENAGH THOMAS H. LENAGH	Director	December 10, 2007
/s/ JAN M. WINSTON JAN M. WINSTON	Director	December 10, 2007

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  Exhibit 24.1
POWER OF ATTORNEY